SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 19, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                      Other Events.

On January 19, 2012, New York Mortgage Trust, Inc. (the “Company”) announced in a press release that it received notice from The Nasdaq Stock Market LLC (“Nasdaq”) that as a result of the appointment of David R. Bock to the Board of Directors (the “Board”) of the Company and its Audit Committee (as previously disclosed on the Company’s Current Report on Form 8-K filed on January 19, 2012), the Company has regained compliance with the independent director and audit committee requirements for continued listing on Nasdaq.  A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.	The following exhibit is being filed herewith:

99.1	Press Release dated January 19, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: January 19, 2012	By:	/s/ Steven R. Mumma
Steven R. Mumma
Chief Executive Officer